                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                           ONYX ACCEPTANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                          ONYX ACCEPTANCE CORPORATION
                            27051 TOWNE CENTRE DRIVE
                            FOOTHILL RANCH, CA 92610

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2000

To Our Stockholders:

     The Annual Meeting of Stockholders of Onyx Acceptance Corporation, a Delaware corporation (the "Company"), will be held at the Corporate Headquarters of the Company located at 27051 Towne Centre Drive, Foothill Ranch, California, on May 31, 2000, at 10:00 a.m. for the following purposes:

          1. To elect a director to serve a three year term until the Annual Meeting of Stockholders in 2003, and to reassign a director from a term expiring at the Annual Meeting of Stockholders in 2001 to a term expiring at the Annual Meeting of Stockholders in 2002;

          2. To approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (as amended and restated in 1998) (the "1996 Plan") which will increase the limitation on the maximum number of shares of Common Stock for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances in the aggregate under the 1996 Plan from 500,000 shares to 2,000,000 shares;

          3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000; and

          4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed April 3, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED.

                                          By Order of the Board of Directors

                                          Michael Krahelski
                                          Secretary
Foothill Ranch, California
April 19, 2000

                          ONYX ACCEPTANCE CORPORATION
                           27051 TOWNE CENTRE DRIVE,
                        FOOTHILL RANCH, CALIFORNIA 92610
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Onyx Acceptance Corporation, a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 31, 2000, at the Company's Corporate Headquarters, 27051 Towne Centre Drive, Foothill Ranch, California, and at any and all postponements and adjournments thereof.

     This Proxy Statement and accompanying proxy will first be mailed to stockholders on or about April 26, 2000. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such Common Stock.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of the Company's Common Stock of record as of April 3, 2000, will be entitled to vote at the Annual Meeting. On April 3, 2000, there were outstanding 6,189,758 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

     Assuming a quorum is present, the affirmative vote of a plurality of the votes cast will be required for approval of Proposal 1 (election of director, and reclassification of a Class 3 director), and the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote will be required for the approval of Proposal 2 (the amendment to the 1996 Plan) and Proposal 3 (ratification of the election of independent accountants) and to act on all other matters to come before the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting proposal, the sum of votes cast and abstentions are included. Abstentions with respect to any proposal are counted as "shares present" and also have the effect of a vote "against" such proposal as to which they are specified. Broker non-votes with respect to any proposal are not considered "shares present" and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present.

REVOCABILITY OF PROXIES

     Proxies must be written, signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

           DIRECTORS, EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company, and their ages and positions as of December 31, 1999, are as follows:


                 NAME                    AGE                  POSITION
                 ----                    ---                  --------
Thomas C. Stickel(2)...................  50    Chairman of the Board and Director
John W. Hall...........................  38    President, Chief Executive Officer and
                                               Director
Don P. Duffy...........................  45    Executive Vice President, Chief
                                               Financial Officer and Director
Bruce R. Hallett(1)....................  44    Director
G. Bradford Jones(2)...................  44    Director
C. Thomas Meyers(1)....................  61    Director
Frank L. Marraccino....................  43    Executive Vice President
Eugene J. Warner, Jr...................  56    Executive Vice President
Todd A. Pierson........................  38    Senior Vice President
Michael A. Krahelski...................  43    Senior Vice President, Secretary and
                                               General Counsel
Vincent M. Scardina....................  44    Senior Vice President, Controller and
                                               Treasurer


---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     The Company's Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in number of directors as possible. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at the time are elected to hold office for a term of three years, or until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. The terms of office currently expire as follows: Mr. Jones, Class 1, 2002; Mr. Hallett and Mr. Duffy, Class 2, 2000; and Mr. Stickel, Mr. Hall and Mr. Meyers, Class 3, 2001. In order that each class of directors will be comprised as nearly as practicable of an equal number of directors, Proposal 1 below calls for a vote to reassign Mr. Meyers to Class 1.

     Proposal 1 also calls for a vote to elect Mr. Duffy to serve an additional three year term expiring in 2003. Bruce R. Hallett, a Class 2 director, advised the Company that he will not stand for election at the Annual Shareholders Meeting and has requested that the Company withdraw his name from nomination and the Company has done so. Assuming, as recommended by the Board of Directors, Mr. Duffy is elected and Mr. Meyers is reassigned to Class 1, the composition of the Board following the Annual Meeting will be as follows:

CLASS 1 (2002)  CLASS 2 (2003)   CLASS 3 (2001)
--------------  --------------   --------------
Thomas Meyers     Don Duffy      John Hall
Bradford Jones                   Thomas Stickel

     Officers are elected by, and serve at the discretion of, the Board of Directors. There are no family relationships among the directors or executive officers, other than the CEO, John W. Hall, and Senior Vice President, Todd A. Pierson, who are brothers-in-law. In January 1994 the Company established a Compensation Committee. In March 1995 the Company established an Audit Committee.

     The following information is submitted concerning the continuing directors and executive officers of the Company, including the nominee for election, Don
P. Duffy, and the nominee for reassignment to Class 1, Thomas Meyers.

     Thomas Stickel has served as a Director of Onyx Acceptance Corporation since April 1995 and as Chairman of the Board since May 1996. He is also a member of the Compensation Committee. Mr. Stickel is Chairman, Founder and CEO of University Ventures Network, a company providing capital and corporate advice to major research universities in support of their technological discoveries. Mr. Stickel is also Founder and former Chairman of American Partners Capital Group, Inc., T.C.S. Enterprises, Inc., Bank of Southern California and Point Loma Savings. He currently serves on the boards of directors of Sempra Energy, San Diego Gas and Electric and Southern California Gas Companies, and Blue Shield of California, and is Chairman of eBuilt Corporation. Mr. Stickel serves on the boards of directors of several non-profit entities as well, including California Chamber of Commerce, where he is also a Vice President, and the Del Mar Thoroughbred Club. Finally, he is the Founder of the Stickel Christian Foundation.

     John Hall has served as President and as a Director of the Company since August 1993 and as Chief Executive Officer since September 1996. From 1988 to 1993 Mr. Hall was the M.I.S. Director of Western Financial Bank ("WFS"), developing and implementing operational technology with an emphasis on the Auto Finance Division. From 1985 to 1988 Mr. Hall was a Founder and President of Micro Advantage, a developer and seller of software products for the business education industry. From 1983 to 1985 Mr. Hall was a consultant to several school districts in Southern California. Mr. Hall received a B.S. in Computer Information Systems from California State Polytechnic University.

     Bradford Jones has served as a Director of Onyx Acceptance Corporation since November 1993, and is a member of the Compensation Committee. He is a Managing Director of Redpoint Ventures, a venture capital firm which invests in internet communications, media and commerce companies. Mr. Jones is also a General Partner with Brentwood Venture Capital, which he joined in 1981. Mr. Jones currently serves on the boards of directors of Stamps.com Inc., an internet mailing and shipping services company, Digital Island, Inc., a global network for content hosting and secure delivery for e-commerce companies, and several privately held companies. Mr. Jones received a B.S. in Chemistry from Harvard College, an M.S. degree in Physics from Harvard University and a J.D./M.B.A. from Stanford University.

     Don Duffy has served as an Executive Vice President and as the Chief Financial Officer of the Company since October 1993 and as a Director of the Company since January 1997. From 1988 to October 1993 Mr. Duffy was a Senior Manager for Ernst & Young, specializing in the financial services industry. As a senior manager at Ernst & Young, Mr. Duffy was responsible for managing engagements with banks, savings institutions and finance companies with assets ranging from $100 million to $3 billion. Mr. Duffy was responsible for public offerings of over $2 billion of automobile loan collateralized bonds and pass-through certificates. From 1981 through 1988 Mr. Duffy held other positions with Ernst & Young and its predecessor.

     Thomas Meyers has served as a Director since his appointment in June 1998 to fill a vacancy on the Board. He is also a member of the Audit Committee and was appointed to the Compensation Committee in 2000. Mr. Meyers retired from Capital Markets Assurance Corporation ("CapMAC") in 1998 where he was Managing Director, Credit Enhancement. A 1960 graduate of Notre Dame University, Mr. Meyers was in the financial services business most of his career, including 13 years at General Electric Capital Corporation where he held various positions. Mr. Meyers was the Chief Financial Officer for the consumer division of General Electric Capital Corporation prior to joining CapMAC in 1987. In 1992 Mr. Meyers and 7 others participated in the acquisition of CapMAC in a leveraged buy-out from Citicorp. CapMAC went public on the New York Stock Exchange in 1995 and was acquired in 1998 by MBIA.

     Frank Marraccino has served as an Executive Vice President of the Company since 1996 and was a Senior Vice President from 1993 to 1996. Mr. Marraccino is responsible for the operations of all the Company's Auto Finance Centers and the purchase of auto receivables nationwide. From 1981 to 1993 Mr. Marraccino worked for Western Financial Bank and served in various capacities, including Dealer Center Manager and Collection Manager. In 1992 to 1993 Mr. Marraccino was responsible for the production and servicing of the auto receivables portfolio of Western Financial Bank.

     Eugene Warner joined Onyx in December 1996 as the Executive Vice President of Collections. Mr. Warner has over 29 years experience in the financial services industry in both lending and collections. He also has extensive experience in automobile financing in both direct and indirect financing which brings added depth to his position and enables him to be involved in helping to improve credit risk standards and pricing as well as dealing with other related issues. Mr. Warner's prior experience includes 6 1/2 years as Senior Vice President of Collections for Consumer Portfolio Services, 3 1/2 years with Far Western Bank where he served as Vice President of Collection Administration, 14 years in the thrift & loan industry serving as Regional Vice President and 5 years in consumer finance with Household Finance.

     Todd Pierson is a Senior Vice President and the Chief Information Officer responsible for all aspects of technology including systems, applications and communications. He joined Onyx in April of 1999. Mr. Pierson has been in the technology field for 18 years working with client server architectures, web enabled applications, and financial money movement processes. Before coming to Onyx, Mr. Pierson worked for Ceridian Tax Services as the Vice President of Information Services from 1991 to 1999. Prior to Ceridian, he was a Systems Engineer for Hewlett-Packard from 1986 to 1991.

     Michael Krahelski joined Onyx in 1998 as a Senior Vice President. In February 1999, he was appointed Secretary of the Company and was named General Counsel later in that year. Prior to joining Onyx, he was Vice President and General Counsel for Hyundai Motor Finance Company in California from 1990 to 1998. Mr. Krahelski has over 14 years of in-house legal experience in the automobile finance industry.

     Vincent Scardina has served as Controller of Onyx Acceptance Corporation since 1993 and as Sr. Vice President and Treasurer since 1996. Mr. Scardina has extensive experience in the auto finance industry, serving as National Manager of Financial Analysis at Hyundai Motor Finance Company from 1990 through 1993 and as Manager of Financial Planning at Security Pacific Auto Finance from 1988 through 1990.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four additional most highly compensated executive officers (the "Named Executive Officers") for the years ended December 31, 1999, December 31, 1998 and December 31, 1997 whose compensation was in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                     ----------------
                                                               ANNUAL COMPENSATION      SECURITIES
                                                  YEAR ENDED   -------------------      UNDERLYING
      NAME AND PRESENT PRINCIPAL POSITION          DECEMBER     SALARY     BONUS     OPTIONS(1)(2)(4)
      -----------------------------------         ----------   --------   --------   ----------------
John W. Hall....................................     1999      $349,800   $165,000        30,000
  President, Chief Executive Officer                 1998      $318,000   $165,000       262,313
  and Director                                       1997      $318,000         --        75,000
Don P. Duffy....................................     1999      $202,238   $101,120        15,000
  Chief Financial Officer,                           1998      $194,565   $101,120       119,374
  Executive Vice President and Director              1997      $178,600         --        25,000
Frank Marraccino................................     1999      $173,249   $ 86,625        15,000
  Executive Vice President                           1998      $169,500   $ 78,750       139,374
                                                     1997      $179,301   $ 15,000        20,000
Todd A. Pierson(3)..............................     1999      $119,413   $ 82,500        15,000
  Senior Vice President and
  Chief Information Officer
Vincent M. Scardina.............................     1999      $136,434   $ 34,109         5,000
  Senior Vice President,                             1998      $110,148   $ 27,287        37,500
  Controller and Treasurer                           1997      $103,950   $ 10,395            --

---------------
(1) No restricted stock grants were made to any of the Named Executive Officers during the 1999 fiscal year.

(2) Stock options for shares of the Company awarded in the year indicated and exercisable in the future.

(3) Joined the Company in April 1999.

(4) Stock option figures for 1998 include options granted in 1998 at a new exercise price which cancelled preexisting options originally granted from 1995 to 1998 but with a higher exercise price, as reported in the Company's Amended Annual Report on Form 10-K/A filed with the SEC on October 19, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the year ended December 31, 1999. No stock appreciation rights were granted to these individuals during such year:

                                                   INDIVIDUAL GRANT                      POTENTIAL REALIZABLE
                                  ---------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF     PERCENT OF                               ANNUAL RATES OF STOCK
                                  SECURITIES   TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                  UNDERLYING    GRANTED TO     PER SHARE                    OPTION TERM(1)
                                   OPTIONS     EMPLOYEES IN    EXERCISE    EXPIRATION   -----------------------
              NAME                 GRANTED      FISCAL YEAR      PRICE        DATE          5%          10%
              ----                ----------   -------------   ---------   ----------   ----------   ----------
John W. Hall....................   30,000(2)       11.7%         $5.50     2/23/2009     $268,768     $427,968
Don P. Duffy....................   15,000(2)        5.9%         $5.50     2/23/2009     $134,384     $213,984
Frank L. Marraccino.............   15,000(2)        5.9%         $5.50     2/23/2009     $134,384     $213,984
Todd A. Pierson.................   15,000(4)        5.9%         $5.81     4/12/2009     $141,958     $226,045
Vincent M. Scardina.............    5,000(3)        2.0%         $5.75      2/4/2009     $ 46,831     $ 74,570

---------------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are permitted by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2) Option granted on February 23, 1999, of which 25% became exercisable one year from the grant date and balance exercisable thereafter in 36 equal monthly installments upon the optionee's completion of each month of service.

(3) Option granted on February 4, 1999, of which 25% became exercisable one year from the grant date and balance exercisable thereafter in 36 equal monthly installments upon the optionee's completion of each month of service.

(4) Option granted on April 12, 1999, of which 25% became exercisable one year from the grant date and balance exercisable thereafter in 36 equal monthly installments upon the optionee's completion of each month of service.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information concerning the value of unexercised options held by each of the Named Executive Officers for the year ended December 31, 1999. No options or stock appreciation rights were exercised during such year and no stock appreciation rights were outstanding at the end of that year.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                           OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(1)
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
            NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   --------   -----------   -------------   -----------   -------------
John W. Hall................        --            --         197,181        86,561        $335,208       $147,154
Don P. Duffy................        --            --          60,846        45,417        $118,650       $ 88,563
Frank L. Marraccino.........        --            --          55,414        53,959        $ 36,573       $ 35,613
Todd A. Pierson.............        --            --              --        15,000              --       $  8,550
Vincent M. Scardina.........        --            --          25,496        19,534        $ 50,227       $ 38,482

---------------
(1) Based on the closing market price of the option shares at fiscal year-end ($6.38 per share) less the exercise price payable for such in the money shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during 1999 were Messrs. Stickel, Hoff (who did not stand for re-election to the Board in May 1999) and Jones. None of these individuals was at any time during the year ended December 31, 1999 or at any other time an officer or employee of the Company.

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Stock options granted under the 1996 Plan may be accelerated at the discretion of the Board in the event of a change of control of the Company or in the event of an involuntary termination following a change of control.

DIRECTOR REMUNERATION

     The directors, with the exception of the Chairman of the Board, do not receive compensation for service on the Board of Directors or any committee thereof but are reimbursed for their out-of-pocket expenses in serving on the Board of Directors. (In addition, Messrs. Duffy and Hall, who are Board Members, receive salaries for their positions as CEO and CFO of the Company, respectively.) Certain non-employee members of the Board of Directors have been granted options to purchase shares of the Company's Common Stock from time to time in connection with their appointment to and performance on the Board of Directors. Additionally, each of the non-employee members of the Board of Directors is eligible to receive options to purchase Common Stock under the 1996 Plan's Automatic Option Grant Program.

     Under the Automatic Option Grant Program, each director receives an option grant to purchase 10,000 shares of Common Stock at the time he or she is initially elected, and thereafter, at each annual Stockholders Meeting, each individual with at least six months of Board service who is to continue to serve as a non-employee Board Member after the meeting will receive an option grant to purchase 7,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

     Each automatic grant will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. The initial automatic option grant of 10,000 shares under the Automatic Option Grant Program upon initial Board membership vests in a series of 24 successive equal monthly installments upon the optionee's completion of each month of Board service over the 24 month period measured from the grant date. The annual automatic option grants of 7,000 shares vest in a series of 12 equal monthly installments upon the optionee's completion of each month of Board service over the 12 month period measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     The non-employee directors will receive a grant of 7,000 shares each following the Annual Shareholders Meeting in 2000.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives.

COMPENSATION PHILOSOPHY

     Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior managers and employees with those of its stockholders. The Compensation Committee endorses the belief that stock ownership by a significant percentage of the Company's employees, including the granting of stock options to employees, furthers that goal and fosters decision-making by its employees with the Company's long-term performance in mind.

     The compensation plans and programs are structured to integrate pay with the Company's annual and long-term performance goals. The plans and programs are designed to recognize initiative and achievement and to assist the Company in attracting and retaining qualified employees. In furtherance of these goals, annual base salaries are generally set at competitive levels, and the Company relies to a large degree on annual incentive compensation to attract and retain key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. For the longer term, stock options (incentive stock options and non-qualified stock options) are awarded by the Company, the stock of which is traded on NASDAQ. Incentive compensation is variable and closely tied to corporate, business unit and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year the total compensation of the Company's executives may be more or less than the executives of the Company's competitors, depending upon the Company's or the individual business unit's performance.

     In evaluating the performance and setting the incentive compensation of the Chief Executive Officer and other senior executives, the Compensation Committee takes into account their commitment to the long-term success of the Company through management of their respective units as dictated by existing and anticipated market conditions. The Compensation Committee expects the Chief Executive Officer and senior executives to demonstrate strong management in both adverse and advantageous market conditions for each of the Company's major divisions, and rewards such executives accordingly.

     At the beginning of each year, performance goals are set to determine potential annual incentive compensation for each executive. Financial goals include loan volume growth, operating earnings, loan losses, delinquency levels, cost controls, productivity and profitability.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the Chief Executive Officer's compensation, the Compensation Committee discussed and considered all of the factors discussed above in the overall context of the Company's performance in 1999. The Compensation Committee acknowledged the continued focus on purchasing quality auto contracts, building infrastructure, managing the performance of the auto contracts portfolio, and the Company's continued expansion and growth. Significant emphasis is placed on the above relative to measuring the quality of the Chief Executive Officer's performance. The Company significantly exceeded the objectives set out by the Committee at the beginning of 1999, and, as a result, the Chief Executive Officer received a bonus for 1999 reflective of this performance by the Company.

STOCK OPTION GRANTS

     Onyx Acceptance Corporation uses stock options as long-term incentives and expects that it will continue to use this compensation alternative in the future. The Onyx Compensation Committee grants incentive stock options and, in certain circumstances, non-qualified stock options to employees of the Company and views such grants less as short-term compensation and more as a long-term incentive mechanism. Grants were made in 1999 to some executives as shown in the Summary Compensation Table, and to other key employees.

POLICY REGARDING COMPLIANCE WITH I.R.C. SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, as enacted by the Omnibus Budget Reconciliation Act of 1993, provides in general that, beginning in 1994, compensation paid to certain executives of publicly held corporations will not be deductible for federal income tax purposes to the extent it exceeds $1,000,000 per year unless certain conditions are met. It is the present policy of the Compensation Committee that individual compensation shall not exceed the deductibility requirements of Internal Revenue Code, Section 162(m), and the Company intends to take the necessary steps to comply, but also reserves the right to enter into incentive and other compensation arrangements that do not comply when it determines that the benefits to the Company outweigh the cost of the possible loss of federal income tax deductions.

                                          COMPENSATION COMMITTEE

                                          Thomas C. Stickel
                                          G. Bradford Jones

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH OFFICERS AND DIRECTORS

     In December 1994 the Company loaned $175,000 to John Hall, who is the Company's Chief Executive Officer, President and a director of the Company. This loan is evidenced by a promissory note (the "Note") with interest at 6.66% per annum. All principal and accrued interest under the Note is due on December 20, 2000, pursuant to an extension granted by the Company's Board of Directors. In connection with this loan Mr. Hall granted the Company an option (the "Company Option") to repurchase, at a price per share of $18.87, up to 9,277 shares of Common Stock owned by Mr. Hall. The Company Option is exercisable through December 20, 2000.

RELATIONSHIP OF COMPANY TO BROBECK, PHLEGER & HARRISON LLP

     Bruce R. Hallett, a director, is a partner in the law firm of Brobeck, Phleger & Harrison LLP ("Brobeck"). As of December 31, 1999, members of Brobeck beneficially owned 23,725 shares of the Company's Common Stock. Brobeck has served as the Company's counsel since inception. For the year ended December 31, 1999, the Company paid Brobeck approximately $312,000 for legal services and costs incurred in connection with the Company's operations.

                               COMPANY PROPOSALS

     The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

                                   PROPOSAL 1

                     ELECTION AND REASSIGNMENT OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of six persons in the following classes:
Mr. Jones, Class 1, 2002; Mr. Hallett and Mr. Duffy, Class 2, 2000; and Mr. Stickel, Mr. Hall and Mr. Meyers, Class 3, 2001. The class whose term of office expires at the Annual Meeting currently consists of two directors, Messrs. Duffy and Hallett. Mr. Hallett has advised the Company that he has chosen not to stand for re-election. Mr. Duffy is standing for re-election, and if elected as proposed, will serve for a term of three years, expiring at the 2003 annual meeting of stockholders or until a successor has been duly elected and qualified.

     In addition, in order to comply with the provisions of the Company's Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, which provide that the number of directors in each class shall be the same or nearly the same, the Company proposes to reclassify one of the Class 3 directors, C. Thomas Meyers, as a Class 1 director. Mr. Meyers' term of office is currently set to expire at the Annual Meeting of Stockholders in 2001. If this proposal is approved, Mr. Meyers' term of office will be extended by one year, and will expire at the Annual Meeting of Stockholders in 2002, or until his successor has been duly elected and qualified. If this proposal is approved, the Board will consist of five persons, with Class 1 consisting of two directors, Messrs. Meyers and Jones, Class 2 consisting of one director, Mr. Duffy, and Class 3 consisting of two directors, Messrs. Hall and Stickel.

     Mr. Duffy, the nominee for election and Mr. Meyers, the nominee for reassignment to Class 1, have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named above. Messrs. Duffy and Meyers' biographies are stated above on this Proxy statement under "Directors, Executive Officers and Compensation Information."

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MR. DUFFY AND THE RECLASSIFICATION OF MR. MEYERS TO CLASS 1.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held four meetings and acted by unanimous written consent two times during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1999 Fiscal Year.

     The Audit Committee currently consists of two directors, Mr. Hallett and Mr. Meyers, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held one meeting during the 1999 Fiscal Year. The Board of Directors will replace Mr. Hallett on the Audit Committee following the expiration of his term at the annual meeting.

     The Compensation Committee currently consists of three directors, Mr. Jones, Mr. Meyers (appointed in 2000) and Mr. Stickel, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the exclusive authority to administer the Company's 1996 Plan and to make option grants thereunder. The Compensation Committee acted by unanimous written consent two times during the 1999 Fiscal Year.

                                   PROPOSAL 2

                           AMENDMENT TO THE 1996 PLAN

INTRODUCTION

     The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1996 Plan. The Board unanimously adopted the amended plan on March 31, 2000, subject to stockholder approval at the Annual Meeting. The amendment will increase the limitation on the maximum number of shares of Common Stock for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances under the 1996 Plan from 500,000 shares to 2,000,000 shares.

     A copy of the amended 1996 Plan, which is being submitted to our stockholders for approval at the Annual Meeting, is included as Exhibit A to this proxy statement.

     The proposed increase to the limitation on the maximum number of shares for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances under the 1996 Plan will provide the Company with greater flexibility in structuring equity incentive awards for senior management while continuing to assure that any compensation deemed paid to the Company's executive officers in connection with their exercise of stock options and stock appreciation rights granted under the Plan will qualify as tax-deductible, performance-based compensation under the federal tax laws, and will not otherwise be subject to the $1 million limitation per covered individual on the tax deductibility of compensation paid to certain executive officers of the Company. Because the limitation applies to all options granted to an individual under the 1996 Plan, whether or not those options are cancelled prior to exercise, the increase in the limitation has also become necessary as a result of the option cancellation/regrant program the Company implemented in fiscal 1998. In effect, the initial grant of the stock option and the subsequent cancellation and regrant of that option for the same number of option shares is counted twice against the limitation on the number of shares for which the individual may be granted stock options under the 1996 Plan, and the 1998 cancellation/regrant program thus had the practical effect of reducing the original 500,000-share limitation to one half that number of shares.

     The 1996 Plan is the successor to the Company's 1994 Stock Option Plan and 1994 Special Performance Option Grant Plan (the "Predecessor Plans"). The 1996 Plan became effective upon its adoption by the Board and stockholders on February 28, 1996 (the "Effective Date"). The 1996 Plan was amended in 1998, as approved by the Company's stockholders on May 20, 1998.

     The following is a summary of the principal features of the 1996 Plan, as amended. However, the summary does not purport to be a complete description of all the provisions of the 1996 Plan. Any stockholder of the Company who wants additional detail regarding the amended plan should refer to the copy included as Exhibit A to this proxy statement.

EQUITY INCENTIVE PROGRAMS

     The 1996 Plan contains three (3) separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program, and
(iii) a Stock Issuance Program. The principal features of these programs are described below. The 1996 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion (subject to the provisions of the 1996 Plan) to authorize option grants and direct stock issuances under the 1996 Plan. Pursuant to the provisions of the 1996 Plan, the Board may delegate to a Secondary Committee of one or more Board members, including employee directors, the authority to make option grants and direct stock issuances under the 1996 Plan to eligible persons other than executive officers and Board members subject to the short-swing liability provisions of the federal securities laws. All grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

     A total of 1,703,769 shares of Common Stock has been reserved for issuance over the term of the 1996 Plan. The number of shares available for issuance under the 1996 Plan will automatically increase on the first trading day of each calendar year by 3% of the total number of shares outstanding on the last trading day of the immediately preceding calendar year, but in no event shall any such annual increase exceed 375,000 shares. Stockholder approval of this Proposal will also constitute approval of this annual limit.

     Upon stockholder approval of this Proposal, the limitation on the maximum number of shares of Common Stock for which any one individual participating in the Plan be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances in the aggregate under the 1996 Plan will be increased from 500,000 shares to 2,000,000 shares of Common Stock. The new 2,000,000-share limitation will be subject to adjustment from time to time in the event of certain changes to the Company's capital structure.

     Should an option expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the 1996 Plan, the shares subject to the portion of the option not so exercised or canceled will be available for subsequent issuance under the 1996 Plan. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company at the original option exercise or direct issue price paid per share will also be added back to the share reserve and will accordingly be available for subsequent issuance under the 1996 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1996 Plan will not be available for subsequent issuance.

ELIGIBILITY

     Employees of the Company or any parent or subsidiary, non-employee members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the

Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

     As of March 31, 2000, five executive officers, four non-employee Board members and approximately 760 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the four non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1996 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On April 3, 2000, the closing selling price per share was $5.38.

ADDITIONAL STOCK OPTION PLAN

     The Company has also implemented the Special Non-Officer Stock Option pursuant to which 170,000 shares of Common Stock have been reserved for issuance to non-officer employees of the Company. As of April 3, 2000, options for 170,000 shares were issued and outstanding, no shares had been issued pursuant to option exercises under that plan, and no shares were available for future option grant. The terms and provisions of the Special Stock Option Plan are substantially the same as those summarized below for the Discretionary Option Grant Program in effect under the 1996 Plan.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options granted under the Discretionary Option Grant Program will have an exercise price per share not less than 85% of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of 10 years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be provided to one or more non-employee Board members or officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock in connection with the tender offer over (b) the exercise price payable for such share.

     The Plan Administrator will also have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options under the Predecessor Plans) and to issue replacement options with an exercise price based on the fair market price of Common Stock at the time of the new grant.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual will automatically be granted, at the time of his or her initial election or appointment as a non-employee Board member, a non-statutory option to purchase 10,000 shares of Common Stock. In addition, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted a non-statutory option to purchase 7,000 shares of the Company's Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 7,000-share option grants that any one non-employee Board member may receive over his or her period of Board service.

     Each option granted under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the grant date, subject to earlier termination at the end of the 12 month period measured from the date of the optionee's cessation of Board service. Each automatic option grant will be immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares.

     The shares subject to each initial 10,000-share automatic option grant will vest in a series of 24 successive equal annual installments upon the optionee's completion of each month of Board service over the 24 month period measured from the grant date and the shares subject to each annual 7,000-share grant will vest in a series of 12 successive equal monthly installments upon the optionee's completion of each month of Board service over the 12 month period measured from the grant date.

     Should the optionee cease to serve as a Board member, the optionee will generally have until the earlier of (i) the 12 month period following such cessation of service or (ii) the expiration date of the option term in which to exercise the option for the number of shares that are vested at the time of such individual's cessation of Board service.

     The shares subject to each automatic option grant will immediately vest in full upon (i) the optionee's death or permanent disability while a Board member,
(ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over (b) the exercise price payable for such share.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of the fair market value on the issuance date, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. In addition, any options assumed in connection with such acquisition will automatically accelerate, and any unvested shares which do not vest at the time of such acquisition will immediately vest upon the individual's involuntary termination of service with the successor entity within 18 months following the acquisition. The Plan Administrator also has authority to grant options which will automatically vest (and structure repurchase rights which will automatically terminate) upon an acquisition, whether or not the option is to be assumed.

     The Plan Administrator also has authority to grant options which will vest (and structure repurchase rights which will terminate) in connection with a change in control of the Company, whether by successful tender offer for more than 50% of the outstanding voting stock or a change in the majority of the Board by one or more contested elections for Board membership. Such accelerated vesting may occur either at the time of such change in control or upon a subsequent involuntary termination of the individual's service within a specified period following the change in control.

     The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of the Company's Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1996 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances over the term of the 1996 Plan,
(iii) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans and (vi) the maximum number and/or class of securities by which the share reserve under the 1996 Plan is to increase automatically each year. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1996 Plan or the outstanding options thereunder.

FINANCIAL ASSISTANCE

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to have the

Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

STOCK AWARDS

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1996 Plan between January 1, 1999 and March 31, 2000, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                               OPTIONS GRANTED     WEIGHTED AVERAGE
                            NAME                              (NUMBER OF SHARES)    EXERCISE PRICE
                            ----                              ------------------   ----------------
John W. Hall................................................        30,000              $5.50
  President, Chief Executive Officer and Director
Don P. Duffy................................................        15,000              $5.50
  Executive Vice President and Chief Financial Officer
Frank Marraccino............................................        15,000              $5.50
  Executive Vice President
Todd A. Pierson.............................................        15,000              $5.81
  Senior Vice President
Vincent M. Scardina.........................................         5,000              $5.75
  Senior Vice President
All current executive officers as a group (5 persons).......        80,000              $5.57
Thomas C. Stickel...........................................         7,000              $7.88
  Chairman of the Board
Bruce R. Hallett............................................         7,000              $7.88
  Director
C. Thomas Meyers............................................         7,000              $7.88
  Director
G. Bradford Jones...........................................         7,000              $7.88
  Director
All non-employee directors as a group (4 persons)...........        28,000              $7.88
All employees, including current officers who are not
  executive officers, as a group (85 persons)...............       148,325              $6.07

     As of March 31, 2000, options covering 1,703,769 shares of Common Stock were outstanding under the 1996 Plan, 395,502 shares remained available for future option grant, and 202,765 shares have been issued under the 1996 Plan in connection with option exercises.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on February 27, 2006.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two (2) years after the date the option for those shares was granted and more than one (1) year after the date the option was exercised for the particular shares involved in the sale or disposition. Unless both of these requirements are satisfied, a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

                              ACCOUNTING TREATMENT

     Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon its reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Option grants or stock issuances made under the 1996 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

     On March 31,1999, the Financial Accounting Standards Board issued an Exposure Draft of a proposed interpretation of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, as modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option (or, if later, the effective date of the final interpretation) and the date the repriced option is exercised for those shares.

     Should one or more individuals be granted tandem stock appreciation rights under the 1996 Plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of the Company's Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

                               NEW PLAN BENEFITS

     As of March 31, 2000, no options had been granted on the basis of the amendment to the 1996 Plan which is the subject of this Proposal. At the Annual Meeting, each continuing non-employee Board member will receive an automatic option grant for 7,000 shares with an exercise price per share equal to the fair market value per share of the Company's Common Stock on the date of that Annual Meeting.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required to approve the increase to the limitation on the maximum number of shares of Common Stock for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan from 500,000 shares to 2,000,000 shares. Should such stockholder approval not be obtained, then any options granted on the basis of that increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of that increase. The 1996 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1996 Plan in effect prior to the amendment which is the subject of this Proposal, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the 1996 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1996 PLAN AND THEREFORE FOR PROPOSAL 2.

                                   PROPOSAL 3

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Although the appointment of PricewaterhouseCoopers LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires and to respond to appropriate questions.

     The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as independent accountants.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 3, 2000, by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of any class of the Company's securities; (ii) each of the Company's directors; (iii) the Company's Chief Executive Officer and each of the Named Executive Officers; and (iv) the Company's directors and executive officers as a group.

                                                            SHARES BENEFICIALLY
                                                             OWNED OFFERING(1)
                                                            --------------------
                   NAME AND ADDRESS(2)                       NUMBER      PERCENT
                   -------------------                      ---------    -------
Lincolnshire Associates(4)................................    621,200     10.0%
Wellington Management Company, LLP(5).....................    610,000      9.8%
The Bass Group(6).........................................    594,075      9.6%
Dimensional Fund(3).......................................    406,800      6.6%
John W. Hall(7)...........................................    477,897      7.4%
Don P. Duffy(8)...........................................     86,893      1.4%
G. Bradford Jones(9)......................................    661,569     10.7%
Frank Marraccino(10)......................................     71,176      1.1%
Thomas C. Stickel(11).....................................     60,016      1.0%
Eugene J. Warner, Jr.(12).................................     57,631      1.0%
Vincent M. Scardina(13)...................................     44,911        *
Bruce R. Hallett(14)......................................     35,973        *
C. Thomas Meyers(15)......................................     17,000        *
Michael A. Krahelski(16)..................................      6,478        *
Todd A. Pierson(17).......................................      7,762        *
All executive officers and directors as a group (12
  persons)(18)............................................  1,527,306     22.5%

---------------
  *  Less than one percent.

 (1) Percentage of ownership is based on 6,189,758 shares of Common Stock outstanding as of April 3, 2000. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after April 3, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

 (2) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (3) Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401 in its capacity as an investment advisor registered under Section 203 of The Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under The Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities described in this table that are owned by the Funds. All securities reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

 (4) Lincolnshire Associates, LTD., 2550 Midway Road, Suite 220, Carrollton, Texas 75006, in its capacity as a limited partnership formed for the purpose of making investments may be deemed to beneficially own 621,200 shares of the Company for its partners.

 (5) Wellington Management Company, LLP ("WMC"), 75 State Street, Boston, Massachusetts 02109 in its capacity as investment advisor, may be deemed to beneficially own 610,000 shares of the Company which are held of record by clients at WMC.

 (6) The Bass Group as used herein consists of The Bass Management Trust (145,455 shares; 2.4%), Sid R. Bass Management Trust (224,310 shares; 3.6%), Lee M. Bass through the 820 Management Trust (224,310 shares; 3.6%). The above persons are collectively referred to as the "Reporting Persons" pursuant to Amendment No. 1 to Schedule 13G Statement filed January 4, 1998 and made a single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Act, although neither the fact of that filing nor anything therein should be deemed to be an admission by the Reporting Persons that a group exists.

 (7) Includes 226,447 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

 (8) Includes 74,486 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

 (9) Includes 22,000 shares of Common Stock issuable upon the exercise of immediately exercisable shares by Mr. Jones, and 639,569 shares of Common Stock owned by Brentwood IV, L.P. Mr. Jones, as a general partner of Brentwood Associates VI, L.P., 2730 Sand Hill Road, Suite 250, Menlo Park, California 94025 may be deemed to share voting and dispositive power with respect to these shares. Mr. Jones disclaims beneficial ownership of these shares except for his proportional interest therein.

(10) Includes 71,035 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(11) Includes 60,016 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(12) Includes 57,603 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(13) Includes 31,746 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(14) Includes 29,623 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(15) Includes 17,000 shares of Common Stock, issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(16) Includes 5,728 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(17) Includes 4,062 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000.

(18) Includes (i) 639,569 shares of Common Stock held by Brentwood Associates VI, L.P., and (ii) an aggregate of 599,746 shares issuable to the Company's executive officers and directors upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 3, 2000 and (iii) does not include shares owned by the Bass Group, Wellington Management Company, Lincolnshire Associates, or Dimensional Fund.

                        STOCK PRICE PERFORMANCE GRAPH(2)

     Set forth below is a line graph depicting the quarterly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ composite and a compiled peer group for the period commencing March 25, 1996, the date of the Company's IPO, and ending December 31, 1999.

     The following graph compares the value of a $100 investment made on 3/25/96 in each of Onyx, Onyx Peer Group, and the NASDAQ Composite Index as of 12/31/96, 12/31/97, 12/31/98 and 12/31/99.

                                                          ONYX                   ONYX PEER GROUP            NASDAQ COMPOSITE
                                                          ----                   ---------------            ----------------
3/25/96                                                  100.00                      100.00                      100.00
12/31/96                                                  73.91                      117.74                      118.76
12/31/97                                                  67.39                       75.63                      144.45
12/31/98                                                  50.00                       54.13                      201.70
12/31/99                                                  55.43                       97.48                      374.33

(1) Companies in peer group are WFS Financial, Inc., Union Acceptance Corporation, Arcadia Financial Corporation and Americredit Corporation.

(2) This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more then ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its officers and directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1999.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2001 Annual Meeting must submit such proposal so that it is received by the Company no later than December 29, 2000. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

     Pursuant to the Company Bylaws, no business proposal will be considered properly brought before the next annual meeting by a stockholder, and no nomination for the election of directors will be considered properly made at the next annual meeting by a stockholder, unless notice thereof, which contains certain information required by the Bylaws, is provided to the Company no later than 90 days prior to the next annual meeting.

                                 OTHER MATTERS

     While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the Board of Directors, however, to consider and vote on any additional matters that may be presented.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report on Form 10-K for the year ended December 31, 1999 is being mailed to stockholders together with this Proxy Statement.

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Michael Krahelski
                                          Secretary
Foothill Ranch, California
April 19, 2000

                                                                       EXHIBIT A

                          ONYX ACCEPTANCE CORPORATION
                     1996 STOCK OPTION/STOCK ISSUANCE PLAN

 (AS AMENDED AND RESTATED APRIL 23, 1998 AND SUBSEQUENTLY AMENDED AND RESTATED
                                MARCH 31, 2000)

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

     This 1996 Stock Option/Stock Issuance Plan is intended to promote the interests of Onyx Acceptance Corporation, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

     A. The Plan shall be divided into three separate equity programs:

          (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

          (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

          (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

     B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

     D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

     E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

IV. ELIGIBILITY

     A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

          (i) Employees,

          (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

     C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

     D. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to those individuals who are serving as non-employee Board members on the Automatic Option Grant Program Effective Date and those individuals who first become non-employee Board members after such date, whether through appointment by the Board or election by the Corporation's stockholders. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall NOT be eligible to receive an initial option grant under the Automatic Option Grant Program on the Automatic Option Grant Program Effective Date or at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member after one or more Annual Stockholders Meetings.

V. STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,703,769 shares. Such authorized share reserve is comprised of (i) the initial share reserve of 600,000 shares approved for the Plan prior to the Section 12(g) Registration Date, (ii) the number of shares which remained available for issuance, as of the Section 12(g) Registration Date, under the Predecessor Plans as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plans (iii) an additional increase of 200,000 shares authorized by the Board on April 23, 1998 and approved by the stockholders on May 20, 1998, (iv) the additional 185,131 shares by which the share reserve increased automatically on the first trading day in January 1999 and (v) the additional 185,334 shares by which the share reserve increased automatically on the first trading day in January 2000.

     B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1999 calendar year, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. In no event shall any such annual increase exceed 375,000 shares of Common Stock.

     C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 2,000,000 shares of Common Stock in the aggregate over the term of the Plan. The increase in such limit from 500,000 shares to 2,000,000 shares is subject to stockholder approval at the 2000 Annual Meeting.

     D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plans) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

     E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently per Eligible Director under the Automatic Option Grant Program, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plans) and (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A. Exercise Price.

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

             (i) cash or check made payable to the Corporation,

             (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

             (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to
        (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

     C. Effect of Termination of Service.

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

             (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

             (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

             (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

             (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

             (v) In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

          2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

             (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

             (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person has exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Qualified Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

     A. Eligibility. Incentive Options may only be granted to Employees.

     B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction. The Plan Administrator shall also have the discretion to grant options which do not accelerate whether or not such options are assumed (and to provide for repurchase rights that do not terminate whether or not such rights are assigned) in connection with a Corporate Transaction.

     D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One.

     F. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen
(18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

     G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

     A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

     B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

          (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

          (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

     C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

          (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

          (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (a) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

          (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section
     V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

          (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

     A. Purchase Price.

          1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

          2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

             (i) cash or check made payable to the Corporation, or

             (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B. Vesting Provisions.

          1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

             (i) the Service period to be completed by the Participant or the performance objectives to be attained,

             (ii) the number of installments in which the shares are to vest,

             (iii) the interval or intervals (if any) which are to lapse between installments, and

             (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

     shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

          5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. All outstanding cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

     B. Any cancellation rights that are assigned in the Corporate Transaction shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

     C. The Plan Administrator shall have the discretion to provide for cancellation rights with terms different from those in effect under this Section II in connection with a Corporate Transaction.

     D. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's cancellation right remains outstanding, to (i) provide for the automatic termination of one or more outstanding cancellation rights and the immediate vesting of the shares of Common Stock subject to those rights upon the occurrence of a Change in Control or (ii) condition any such accelerated vesting upon the subsequent Involuntary Termination of the Participant's Service within a specified period following the effective date of such Change in Control.

III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

     A. Grant Dates. Option grants shall be made on the dates specified below:

          1. Each individual who is first elected or appointed as a non-employee Board member after the 1998 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 10,000 shares of Common Stock.

          2. On the date of each Annual Stockholders Meeting, beginning with the 1999 Annual Meeting, each individual who is re-elected to serve as a non-employee Board member at such meeting shall automatically be granted a Non-Statutory Option to purchase an additional 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 7,000-share option grants any one Eligible Director may receive over his or her period of Board service.

          The Plan was amended and restated by the Board, effective April 23, 1998 (the "1998 Restatement"), and approved by the Company's stockholders at the 1998 Annual Stockholders Meeting. The stockholders' approval constituted approval of each option subsequently granted on or after the date of such Annual Meeting pursuant to the express terms of this Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

     B. Exercise Price.

          1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

     D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial grant shall vest, and the Corporation's repurchase right shall lapse, in a series of twenty-four (24) successive equal monthly installments upon the Optionee's completion of each month of Board service over the twenty-four (24)-month period measured from the option grant date. Each annual grant shall vest, and the Corporation's repurchase right shall lapse, in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each month of Board service over the twenty-twelve (12)-month period measured from the option grant date.

     E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

          (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

          (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

          (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

          (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her at that time. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the 1998 Restatement at the 1998 Annual Meeting constituted approval of each option granted with such a surrender right under this Automatic Option Grant Program on or after the date of that Annual Meeting and the subsequent exercise of such right in accordance with the terms and provisions of this Section II.C. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

I. FINANCING

     A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

II. TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          (ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Discretionary Option Grant and Stock Issuance Programs became effective on the Plan Effective Date. The Automatic Option Grant Program became effective on the Automatic Option Grant Program Effective Date. The Plan serves as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the
Section 12(g) Registration Date. All options outstanding under the Predecessor Plans as of such date were incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

     B. The 1998 Restatement effected the following revisions to the Plan: (i) increased the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares, from 1,133,304 shares to 1,333,304 shares, (ii) implemented an automatic share increase feature pursuant to which the number of shares available for issuance over the term of the Plan is automatically increased on the first trading day of each calendar year, beginning with the 1999 calendar year, by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, (iii) increased the number of shares subject to the automatic option grants to the non-employee Board members under the Automatic Option Grant Program from 8,000 shares to 10,000 shares for the initial automatic grants and from 2,000 shares to 7,000 shares for the annual automatic grants, (iv) rendered the non-employee Board members serving on the Primary Committee eligible to receive option grants under the Discretionary Option Grant Program and direct stock issuances under the Stock Issuance Program, (v) allowed unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise or direct issue price paid per share to be reissued under the Plan, (vi) removed certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and
(vii) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of amendments to Rule 16b-3 of the Securities and Exchange Commission which exempt certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1998 Restatement was approved by the stockholders at the 1998 Annual Meeting. All option grants made under the Plan prior to the 1998 Restatement remained outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1998 Restatement modified or in any way affected those outstanding options.

     C. The Plan was amended and restated by the Board on March 31, 2000 (the "March 2000 Amendment") to increase the limitation on the maximum number of shares of Common Stock for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan from 500,000 shares to 2,000,000 shares in the aggregate. Such amendment is subject to stockholder approval at the 2000 Annual Meeting. Should such stockholder approval not be obtained, then any options granted on the basis of that increase shall terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options shall be granted on the basis of such increase. The Plan shall, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the Plan in effect prior to the March 2000 Amendment, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the Plan.

     D. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

     E. The Plan shall terminate upon the earliest of (i) February 27, 2006,
(ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

IV. AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock
(i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

     The following definitions shall be in effect under the Plan:

     A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

     B. AUTOMATIC OPTION GRANT PROGRAM EFFECTIVE DATE shall mean the date on which the underwriting agreement was executed and the offering price of the Common Stock was established for the Company's initial public offering.

     C. BOARD shall mean the Corporation's Board of Directors.

     D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     E. CODE shall mean the Internal Revenue Code of 1986, as amended.

     F. COMMON STOCK shall mean the Corporation's common stock.

     G. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     H. CORPORATION shall mean Onyx Acceptance Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Onyx Acceptance Corporation which shall by appropriate action adopt the Plan.

     I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

     J. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

     K. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

     L. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     M. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     N. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     O. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

     P. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     Q. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     R. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     S. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     T. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     U. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

     V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     W. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     X. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     Y. PLAN shall mean the Corporation's 1996 Stock Option/Stock Issuance Plan, as set forth in this document.

     Z. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     AA. PLAN EFFECTIVE DATE shall mean February 28, 1996, the date on which the Plan was adopted by the Board.

     BB. PREDECESSOR PLANS shall mean the Corporation's 1994 Stock Option Plan and the 1994 Special Performance Option Grant Plan.

     CC. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

     DD. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

     EE. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     FF. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     GG. SECTION 12(g) REGISTRATION DATE shall mean the first date on which the Common Stock is registered under Section 12(g) of the 1934 Act.

     HH. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     II. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     JJ. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     KK. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

     LL. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     MM. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     NN. TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

     OO. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                           ONYX ACCEPTANCE CORPORATION
                                      PROXY
      THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M. ON
  WEDNESDAY, MAY 31, 2000, AT THE COMPANY'S CORPORATE HEADQUARTERS LOCATED AT
             27051 TOWNE CENTRE DRIVE, FOOTHILL RANCH, CALIFORNIA.

   The undersigned hereby appoints John W. Hall and Don P. Duffy as proxies with full power of substitution, and authorizes them, or any one or more of them, to vote all shares of Common Stock of Onyx Acceptance Corporation (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held on May 31, 2000, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon the matters specified on the reverse side of this card and in accordance with the following instructions, with discretionary authority as to any other matters that may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE IN PROPOSAL 1, AND FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

                           (CONTINUED ON REVERSE SIDE)

                           PLEASE DATE, SIGN AND MAIL
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           ONYX ACCEPTANCE CORPORATION

                                  MAY 31, 2000

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

1. Election and Reclassification of Directors:

                       WITHHOLD
                      AUTHORITY
                    to vote for all
          FOR       nominees listed                     NOMINEE:

          [ ]             [ ]            Don P. Duffy (to be reelected to serve
                                            until the Annual Meeting in 2003)
                                         C. Thomas Meyers (to be reclassified
                                            as a Class 1 director to serve until
                                            the Annual Meeting in 2002)

2. To approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (as amended and restated in 1998) (the "1996 Plan") which will increase the limitation on the maximum number of shares of Common Stock for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan from 500,000 shares to 2,000,000 shares.

         FOR                   AGAINST                   ABSTAIN

         [ ]                     [ ]                       [ ]

3. Ratification of Independent Accountants:  PricewaterhouseCoopers LLP

         FOR                   AGAINST                   ABSTAIN

         [ ]                     [ ]                       [ ]

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR DOMESTIC MAILING.

                                                      [ ]  PLEASE CHECK THIS BOX
                                                           IF YOU PLAN TO ATTEND
                                                           THE MEETING.

SIGNATURE:_____________________________    _____________________________________
                                           Joint Owner Signature if held jointly
DATE:________________________, 2000

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.